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Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Bank of Hawaii Corporation for the year ended December 31, 2011 (the "Annual Report"):

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  fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

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  the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Bank of Hawaii Corporation.

Date: February 28, 2012	/s/ Peter S. Ho Peter S. Ho Chairman of the Board, Chief Executive Officer, and President
/s/ Kent T. Lucien Kent T. Lucien Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Annual Report or as a separate disclosure document.

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  Exhibit 32